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                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                            ------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF CORRECTED CERTIFICATE OF INCORPORATION OF "QUICKRESPONSE DELAWARE, INC.", CHANGING ITS NAME FROM "QUICKRESPONSE DELAWARE, INC." TO "QUICKRESPONSE SERVICES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF OCTOBER, A.D. 1997, AT 9:01 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.








                                            /s/ Edward J. Freel
                              [SEAL]       -------------------------------------
                                            EDWARD J. FREEL, SECRETARY OF STATE


2765731   8101                              AUTHENTICATION:  8714410

971354233                                             DATE:  10-21-97

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                              CERTIFICATE OF CORRECTION
                                        TO THE
                             CERTIFICATE OF INCORPORATION
                           OF QUICKRESPONSE DELAWARE, INC.
                    FILED IN THE OFFICE OF THE SECRETARY OF STATE
                             OF DELAWARE ON JUNE 23, 1997

                             (Pursuant to Section 103(f)
                       of the Delaware General Corporation Law)


          QuickResponse Delaware, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") does hereby certify that:

          FIRST: That the Corporation was originally incorporated on June 23, 1997, under the name QuickResponse Delaware, Inc. pursuant to the General Corporation Law; and

          SECOND: That the Certificate of Incorporation was filed with the Secretary of State of Delaware on June 23, 1997 and that said Certificate requires correction as permitted by Section 103(f) of the General Corporation Law of the State of Delaware.

          THIRD: The inaccuracy or defect of said Certificate exists in the First Article which incorrectly states that the name of the corporation is QuickResponse Delaware, Inc.

          FOURTH: The First Article in its corrected form is hereby set forth as follows:

          "The name of this corporation is QuickResponse Services, Inc."

          IN WITNESS WHEREOF, this Certificate of Correction to the Certificate of Incorporation of the Corporation has been executed by the President and Secretary of the Corporation this 20th day of October, 1997.

                                   QUICKRESPONSE DELAWARE, INC.



                                      By:     /s/ H. Lynn Hazlett
                                           -------------------------------------
                                             H. Lynn Hazlett, President
                                             and Chief Executive Officer



Attest:   /s/ Shawn M. O'Connor
         ------------------------------
          Shawn M. O'Connor, Secretary